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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Miguel Iribarren MIDWAY GAMES INC. (773) 961-2222 miribarren@midwaygames.com	Joseph N. Jaffoni Jaffoni & Collins Incorporated (212) 835-8500 mwy@jcir.com

MIDWAY GAMES INC. REPORTS FIRST QUARTER 2002 RESULTS

        $31 MILLION IN REVENUE, PRE-TAX NET LOSS OF $5.1 MILLION
EXCLUDING PREFERRED STOCK DIVIDENDS AND CONSOLIDATION CHARGES

        Chicago, Illinois, April 30, 2002—Midway Games Inc. (NYSE:MWY) announced today results of operations for the quarter ended March 31, 2002. The Company also provided revenue and earnings guidance for the quarter ending June 30, 2002 and reiterated the Company's previously stated guidance for the full year ending December 31, 2002.

Results

        Revenues during the quarter ended March 31, 2002 were $31,007,000, up from $23,723,000 in the prior year period primarily due to higher sales of home videogame products. The pre-tax net loss during the March 31, 2002 quarter was $5,076,000 excluding preferred stock dividends and one-time charges associated with the consolidation of administrative facilities, compared with a pre-tax net loss of $22,213,000, excluding $3,639,000 of one-time restructuring and other charges, in the prior year period. The pro forma loss for the quarter excluding preferred stock dividends and one-time consolidation charges, and including a pro forma tax credit of $1,878,000 or $0.04 per share, was $3,198,000 or $0.07 per share, $0.02 ahead of the consensus of analyst expectations as reported by First Call. The pro forma tax credit of $1,878,000 or $0.04 per share is included solely for purposes of comparing our results to the First Call expectations and is calculated assuming a 37% tax rate. Preferred stock dividends during the quarter were $2,524,000 or $0.06 per share and one-time charges associated with the consolidation of administrative facilities from Corsicana, Texas were $1,333,000 or $0.03 per share during the quarter. Including the preferred stock dividends and consolidation charges, Midway had a net loss attributable to common stock of $8,933,000 or $0.20 per share in the quarter ended March 31, 2002.

        During the March 31, 2002 quarter, Midway released six new home videogame products, one for Sony's PlayStation®2 computer entertainment system, two for Microsoft's Xbox™ video game system, and three for the Nintendo GameCube™. Four of the Company's new products introduced during the quarter debuted or rose into the top-10 weekly sell-through charts according to NPDFunworld TRSTS Service. These four top-10 titles were NFL Blitz 20-02 (#10) for the PlayStation2, Gauntlet: Dark Legacy (#3) and SpyHunter (#8) for the GameCube, and SpyHunter (#7) for the Xbox. Revenues from the Company's recently exited coin-operated games business related to royalties and part sales totaled $742,000 during the quarter.

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Midway Games Inc., 4/30/02	page 2

Guidance

        For the quarter ending June 30, 2002, Midway expects to ship nine new home videogame console products and anticipates net sales of $40 million to $50 million. Midway expects a pre-tax loss of between $5 million and $10 million in the quarter ending June 30, 2002 prior to estimated preferred stock charges of $2,687,000 and excluding a one-time charge associated with the consolidation of administrative facilities from Corsicana, Texas estimated to be between $1.0 million and $1.7 million.

        For the full year ending December 31, 2002, Midway reiterates the previously stated guidance of net sales between $330 million and $340 million. The Company also reiterates previously stated guidance for pre-tax income of between $49 million and $54 million for the full year, excluding one-time charges associated with the consolidation of administrative facilities from Corsicana, Texas estimated to be between $2.3 million and $3.0 million for the year, and prior to estimated preferred stock charges of $11.1 million. Due to net operating loss carry forwards, the Company does not anticipate incurring income tax expense in 2002.

        The Company expects to ship at least 32 new home videogame console products during the remaining three quarters of 2002 across multiple platforms and genres. Midway believes these products comprise the strongest home videogame lineup in the Company's history and that these products will produce record home videogame results in 2002. Midway believes that the lineup of games it will present at the Electronic Entertainment Exposition (E3) convention in May to be among the strongest in the industry and include Mortal Kombat: Deadly Alliance, NFL Blitz 20-03, Freaky Flyers, Dr. Muto, and a previously unannounced addition to the Company's product library, a platform adventure game currently in development by Traveller's Tales, the U.K. developer responsible for Crash Bandicoot: the Wrath of Cortex, A Bug's Life, and Toy Story 2. The Company welcomes the opportunity to showcase these and other Midway titles at the E3 convention and invites the media and investment community to evaluate these products at this unique event.

        Following is an updated preliminary release schedule for the remainder of 2002:

Quarter Ending*	PlayStation 2	GameCube	Xbox	Game Boy Advance

6/30/02	Fireblade Gravity Games BMX Legion: Legend of Excalibur MLB SlugFest 20-03		Gauntlet Dark Legacy Gravity Games BMX	SpyHunter
	Red Card Soccer	Red Card Soccer	Red Card Soccer

9/30/02		Gravity Games BMX
		MLB SlugFest 20-03	MLB SlugFest 20-03
	Mortal Kombat: Deadly Alliance	Mortal Kombat: Deadly Alliance	Mortal Kombat: Deadly Alliance
	NFL Blitz 20-03 NHL Hitz 20-03	NFL Blitz 20-03 NHL Hitz 20-03	NFL Blitz 20-03 NHL Hitz 20-03	NFL Blitz 20-03

12/31/02	Defender	Defender	Defender	Gauntlet: Dark Legacy
		Fireblade	Fireblade	Justice League
	Dr. Muto		Dr. Muto	Mortal Kombat:
	Freaky Flyers TBA: Traveller's Tales Title	Freaky Flyers	Freaky Flyers	Deadly Alliance NHL Hitz 20-03

*Subject to Change - Release Dates Approximate - Expectations as of 4/02

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Midway Games Inc., 4/30/02	page 3

        Midway Games Inc. is hosting a live webcast open to the general public at 4:45 p.m. EDT today, Tuesday, April 30, 2002. Interested parties may access the webcast at www.midway.com (select "investors") or through CCBN's individual investor center at www.companyboardroom.com. Please log-on fifteen minutes in advance to ensure that you are connected prior to the webcast's initiation. Following its completion, a replay of the webcast can be accessed for 30 days on the Internet via www.midway.com or www.companyboardroom.com.

        Midway Games Inc. is a leading developer and publisher of interactive entertainment software. Midway videogames are available for play on all major videogame platforms including the PlayStation®2 computer entertainment system, Xbox™ video game system from Microsoft, Nintendo GameCube™ and Game Boy® Advance.

        This press release contains forward-looking statements concerning future business conditions and the outlook for Midway Games Inc. (the "Company") based on currently available information that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, including, without limitation, the financial strength of the amusement games industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other risks more fully described under "Item 1. Business—Risk Factors" in the Company's current Transition Report on Form 10-K and the other filings made by the Company with the Securities and Exchange Commission.

-tables follow-

Midway Games Inc., 4/30/02	page 4

MIDWAY GAMES INC.
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2002		2001(1)
Revenues:
Home video	$30,265		$12,138
Coin-operated video	742		11,585

Total revenues	31,007		23,723
Cost of sales:
Home video—product costs and distribution	10,258		6,117
Home video—royalties and product development	8,060		3,944

Home video—total cost of sales	18,318		10,061
Coin-operated video	434		12,376 (5)

Total cost of sales	18,752		22,437

Gross profit	12,255		1,286
Research and development expense	5,535		14,867
Selling and marketing expense	6,115		5,943
Administrative expense	6,284	(2)(4)	5,530 (2)
Restructuring expense	1,210	(3)	1,343 (5)

Operating loss	(6,889)		(26,397)
Other income and expense, net	480		545

Loss before income taxes	(6,409)		(25,852)
Income taxes	—		—

Net Loss	(6,409)		(25,852)
Preferred stock dividend:
Cash	531		—
Imputed	1,993		—

Loss applicable to common stock	$(8,933)		$(25,852)

Basic and diluted loss per share of common stock	$(0.20)		$(0.69)

Average number of shares outstanding	43,677		37,719

(1)
Certain 2001 amounts have been reclassified to reflect current period presentation.

(2)
Administrative expense includes $981,000 of amortization of goodwill for the three months ended March 31, 2001 and none for the three months ended March 31, 2002 in accordance with the adoption of Statement of Financial Accounting Standards Number 142, "Goodwill and Other Intangible Assets".

(3)
The Company incurred a restructuring charge during the three months ended March 31, 2002 relating to the closing of administrative facilities located in Corsicana, TX. The administrative operations will be consolidated with existing operations in Chicago, IL and Milpitas, CA.

(4)
The Company incurred one-time expenses of $123,000 during the three months ended March 31, 2002 relating to the closing of administrative facilities located in Corsicana, TX. The administrative operations will be consolidated with existing operations in Chicago, IL and Milpitas, CA.

(5)
The Company incurred restructuring and other one-time charges during the three months ended March 31, 2001 relating to the downsizing of the coin-operated videogame business. The changes consisted of $1,343,000 of restructuring charges and $2,296,000 related to the write-off of coin-operated video inventory.

-balance sheet follows-

Midway Games Inc., 4/30/02	page 5

MIDWAY GAMES INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2002	December 31, 2001
Assets
Cash	$72,827	$86,882
Short-term investments	36,000	41,000
Receivables, net	26,633	23,572
Income tax receivable	10,963	863
Inventories	3,118	2,203
Capitalized product development costs	28,047	17,664
Other current assets	5,752	2,819

Total current assets	183,340	175,003
Capitalized product development costs	2,618	2,309
Property and equipment, net	18,191	19,559
Deferred income taxes	8,612	13,720
Goodwill, net	33,464	33,464
Other assets	2,069	2,350

Total assets	$248,294	$246,405

Liabilities and Stockholders' Equity
Accounts payable	5,600	5,462
Accrued compensation and related benefits	5,705	3,493
Deferred income taxes	7,369	2,377
Accrued royalties	4,967	3,752
Other accrued liabilities	13,044	13,034

Total current liabilities	36,685	28,118
Other noncurrent liabilities	1,624	1,755
Redeemable convertible preferred stock,	37,942	35,949
Redeemable at $55,125
Stockholders equity:
Common stock	449	448
Additional paid-in capital	198,387	197,999
Accumulated Deficit	(10,550)	(1,617)
Translation adjustment	(140)	(144)
Treasury stock	(16,103)	(16,103)

Total stockholders' equity	172,043	180,583

Total liabilities and stockholders' equity	$248,294	$246,405

-supplemental data follows-

Midway Games Inc., 4/30/02	page 6

MIDWAY GAMES INC.
Supplemental Quarterly Data

Home Videogame Releases
Three Months Ended March 31, 2002

Title	Platform
NFL Blitz 20-02 NFL Blitz 20-02 SpyHunter NFL Blitz 20-02 Gauntlet: Dark Legacy SpyHunter	Sony PlayStation 2 Microsoft Xbox Microsoft Xbox Nintendo GameCube Nintendo GameCube Nintendo GameCube
	Revenue by Platform (in thousands) Three Months Ended March 31
Platform
	2002	2001
Nintendo GameCube	$11,130
Sony PlayStation 2	8,779	$3,957
Microsoft Xbox	7,839
Sony PlayStation	700	4,327
Sega Dreamcast	258	326
Game Boy Advance	223
Nintendo 64	30	2,810
Game Boy Color	—	692
Coin-Op and Other	2,048	11,611

Total Revenue	$31,007	$23,723

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  EXHIBIT 99.1
Home Videogame Releases Three Months Ended March 31, 2002